Exhibit 32.2

                 CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
          PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     The undersigned, being the Senior Vice President, Principal Financial Officer and a Director of GFSI, Inc., a Delaware corporation (the "Registrant"), hereby certifies that the Annual Report on Form 10-K (the "Annual Report") of the Registrant for the year ended July 2, 2005, which accompanies this certification, fully complies with the requirements of
Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. ss.78m(a)) and that the information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: September 29, 2005


/s/ J. Craig Peterson
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J. Craig Peterson
Senior Vice President, Principal Financial
Officer and a Director